EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in registration statement Nos. 33-20026, 33-20031, 33-42410, 33-42419 and 333-68157 of Jan Bell Marketing,
Inc. on Forms S-8 of our report dated April 6, 1999, appearing in this Annual Report on Form 10-K of Jan Bell Marketing, Inc. for the year ended January 30, 1999.

/s/ Deloitte & Touche LLP

Certified Public Accountants
Miami, FL

April 28, 1999